Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
Exhibit. Supplemental Consolidating Financial Information
The following tables present the consolidating condensed balance sheets as of September 30, 2022 and December 31, 2021, consolidating condensed statements of operations for the three and nine months ended September 30, 2022 and 2021, cash flows for the nine months ended September 30, 2022 and 2021, and Adjusted EBITDA for the three and nine months ended September 30, 2022 of Caesars Resort Collection, LLC (“CRC”), as it consolidates into CEI as a wholly-owned subsidiary. “Other Operations, Eliminations” presents the operations of CEI’s other subsidiaries, including eliminations of intercompany transactions.
The consolidating condensed balance sheets as of September 30, 2022 and December 31, 2021 are as follows:

	September 30, 2022			December 31, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$443	$501	$944	$508	$562	$1,070
Restricted cash and investments	21	115	136	13	306	319
Accounts receivable, net	368	138	506	369	103	472
Inventories	32	14	46	30	12	42
Prepayments and other current assets	196	108	304	189	101	290
Assets held for sale	—	—	—	—	3,771	3,771
Total current assets	1,060	876	1,936	1,109	4,855	5,964
Investments in and advances to unconsolidated affiliates	—	96	96	—	158	158
Property and equipment, net	11,571	3,021	14,592	11,688	2,913	14,601
Gaming rights and other intangibles, net	3,199	1,580	4,779	3,255	1,665	4,920
Goodwill	9,014	2,068	11,082	9,014	2,062	11,076
Other assets, net	1,528	(419)	1,109	1,500	(188)	1,312
Total assets	$26,372	$7,222	$33,594	$26,566	$11,465	$38,031
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$157	$143	$300	$175	$79	$254
Accrued interest	104	125	229	118	202	320
Accrued other liabilities	1,031	796	1,827	1,053	920	1,973
Due to affiliates	799	(799)	—	601	(601)	—
Current portion of long-term debt	67	3	70	67	3	70
Liabilities related to assets held for sale	—	—	—	—	2,680	2,680
Total current liabilities	2,158	268	2,426	2,014	3,283	5,297
Long-term financing obligation	11,321	1,244	12,565	11,191	1,233	12,424
Long-term debt	6,068	6,789	12,857	6,861	6,861	13,722
Long-term debt to related party	15	(15)	—	15	(15)	—
Deferred income taxes	1,567	(585)	982	1,555	(444)	1,111
Other long-term liabilities	447	425	872	524	412	936
Total liabilities	21,576	8,126	29,702	22,160	11,330	33,490
STOCKHOLDERS' EQUITY:
Caesars stockholders’ equity	4,783	(945)	3,838	4,395	85	4,480
Noncontrolling interests	13	41	54	11	50	61
Total stockholders’ equity	4,796	(904)	3,892	4,406	135	4,541
Total liabilities and stockholders’ equity	$26,372	$7,222	$33,594	$26,566	$11,465	$38,031

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for the three months ended September 30, 2022 and 2021 are as follows:

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$1,017	$588	$1,605	$1,042	$468	$1,510
Food and beverage	351	60	411	295	52	347
Hotel	457	87	544	423	88	511
Other	282	45	327	283	34	317
Net revenues	2,107	780	2,887	2,043	642	2,685
EXPENSES:
Casino and pari-mutuel commissions	470	368	838	464	366	830
Food and beverage	200	40	240	175	35	210
Hotel	116	26	142	104	26	130
Other	98	7	105	109	5	114
General and administrative	363	166	529	326	160	486
Corporate	62	1	63	70	16	86
Depreciation and amortization	226	78	304	218	58	276
Transaction costs and other operating costs	5	2	7	14	7	21
Total operating expenses	1,540	688	2,228	1,480	673	2,153
Operating income	567	92	659	563	(31)	532
OTHER EXPENSE:
Interest expense, net	(402)	(167)	(569)	(421)	(158)	(579)
Loss on extinguishment of debt	(33)	—	(33)	(107)	(10)	(117)
Other income (loss)	—	4	4	(1)	(152)	(153)
Total other expense	(435)	(163)	(598)	(529)	(320)	(849)
Income (loss) from continuing operations before income taxes	132	(71)	61	34	(351)	(317)
Benefit (provision) for income taxes	(13)	5	(8)	(1)	91	90
Net income (loss) from continuing operations, net of income taxes	119	(66)	53	33	(260)	(227)
Discontinued operations, net of income taxes	—	—	—	10	(14)	(4)
Net income (loss)	119	(66)	53	43	(274)	(231)
Net loss attributable to noncontrolling interests	—	(1)	(1)	(1)	(1)	(2)
Net income (loss) attributable to Caesars	$119	$(67)	$52	$42	$(275)	$(233)

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for the nine months ended September 30, 2022 and 2021 are as follows:

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$3,000	$1,446	$4,446	$2,979	$1,329	$4,308
Food and beverage	987	185	1,172	677	120	797
Hotel	1,241	205	1,446	930	192	1,122
Other	818	118	936	669	83	752
Net revenues	6,046	1,954	8,000	5,255	1,724	6,979
EXPENSES:
Casino and pari-mutuel commissions	1,397	1,330	2,727	1,339	772	2,111
Food and beverage	564	120	684	401	83	484
Hotel	321	70	391	256	61	317
Other	277	21	298	250	12	262
General and administrative	1,034	511	1,545	896	388	1,284
Corporate	204	4	208	171	57	228
Depreciation and amortization	671	239	910	676	166	842
Transaction costs and other operating costs	14	(28)	(14)	51	62	113
Total operating expenses	4,482	2,267	6,749	4,040	1,601	5,641
Operating income	1,564	(313)	1,251	1,215	123	1,338
OTHER EXPENSE:
Interest expense, net	(1,184)	(496)	(1,680)	(1,255)	(479)	(1,734)
Loss on extinguishment of debt	(33)	—	(33)	(107)	(33)	(140)
Other income (loss)	24	29	53	(5)	(171)	(176)
Total other expense	(1,193)	(467)	(1,660)	(1,367)	(683)	(2,050)
Income (loss) from continuing operations before income taxes	371	(780)	(409)	(152)	(560)	(712)
Benefit (provision) for income taxes	(54)	101	47	71	96	167
Net income (loss) from continuing operations, net of income taxes	317	(679)	(362)	(81)	(464)	(545)
Discontinued operations, net of income taxes	(2)	(384)	(386)	(22)	(16)	(38)
Net income (loss)	315	(1,063)	(748)	(103)	(480)	(583)
Net loss attributable to noncontrolling interests	(1)	(2)	(3)	(2)	—	(2)
Net income (loss) attributable to Caesars	$314	$(1,065)	$(751)	$(105)	$(480)	$(585)

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of cash flows for the nine months ended September 30, 2022 and 2021 are as follows:

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$1,328	$(859)	$469	$1,729	$(755)	$974

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(463)	(254)	(717)	(189)	(124)	(313)
Acquisition of William Hill, net of cash acquired	—	—	—	—	(1,551)	(1,551)
Purchase of additional interest in Horseshoe Baltimore, net of cash consolidated	—	—	—	—	(5)	(5)
Acquisition of gaming rights and trademarks	(11)	—	(11)	(262)	(20)	(282)
Proceeds from sale of businesses, property and equipment, net of cash sold	4	17	21	289	420	709
Proceeds from the sale of investments	—	121	121	—	206	206
Proceeds from insurance related to property damage	—	36	36	—	44	44
Investments in unconsolidated affiliates	—	—	—	—	(39)	(39)
Net cash used in investing activities	(470)	(80)	(550)	(162)	(1,069)	(1,231)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt and revolving credit facilities	750	—	750	108	1,200	1,308
Repayments of long-term debt and revolving credit facilities	(1,667)	(94)	(1,761)	(1,048)	(77)	(1,125)
Cash paid to settle convertible notes	—	—	—	—	(367)	(367)
Financing obligation payments	(1)	—	(1)	—	—	—
Transactions with parent	—	—	—	(117)	117	—
Debt issuance and extinguishment costs	—	—	—	—	(42)	(42)
Taxes paid related to net share settlement of equity awards	—	(26)	(26)	—	(33)	(33)
Net cash used in financing activities	(918)	(120)	(1,038)	(1,057)	798	(259)

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash provided by (used in) discontinued operations	—	368	368	(18)	(899)	(917)
Change in cash, cash equivalents, and restricted cash classified as assets held for sale	—	—	—	—	10	10
Effect of foreign currency exchange rates on cash	—	(29)	(29)	—	31	31
Increase (decrease) in cash, cash equivalents and restricted cash	(60)	(720)	(780)	492	(1,884)	(1,392)
Cash, cash equivalents and restricted cash, beginning of period	527	1,494	2,021	411	3,869	4,280
Cash, cash equivalents and restricted cash, end of period	$467	$774	$1,241	$903	$1,985	$2,888

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The reconciliations of net income (loss) attributable to Caesars to Adjusted EBITDA for the three and nine months ended September 30, 2022 are as follows:

	Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
Net income (loss) attributable to Caesars	$119	$(67)	$52	$314	$(1,065)	$(751)
Net income attributable to noncontrolling interests	—	1	1	1	2	3
Discontinued operations, net of income taxes	—	—	—	2	384	386
Provision (benefit) for income tax	13	(5)	8	54	(101)	(47)
Other (income) loss	—	(4)	(4)	(24)	(29)	(53)
Loss on extinguishment of debt	33	—	33	33	—	33
Interest expense	402	167	569	1,184	496	1,680
Depreciation and amortization	226	78	304	671	239	910
Transaction costs and other operating costs	5	2	7	14	(28)	(14)
Stock-based compensation expense	26	—	26	77	—	77
Other items	12	4	16	33	29	62
Adjusted EBITDA	$836	$176	$1,012	$2,359	$(73)	$2,286